Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports Third Quarter Fiscal 2022 Financial Results
Dallas, Texas May 18, 2022 — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended April 30, 2022.
For the three months ended April 30, 2022, revenue, gross profit, and net income were $939.9 million, $436.3 million, and $278.6 million, respectively. These represent an increase in revenue of $206.0 million, or 28.1%; an increase in gross profit of $54.9 million, or 14.4%; and a decrease in net income of $(8.2) million, or (2.9)%, respectively, from the same period last year. Fully diluted earnings per share for the three months were $1.16 compared to $1.19 last year, a decrease of (2.5)%.
For the nine months ended April 30, 2022, revenue, gross profit, and net income were $2,617.5 million, $1,224.6 million, and $826.4 million, respectively. These represent an increase in revenue of $673.7 million, or 34.7%; an increase in gross profit of $239.0 million, or 24.3%; and an increase in net income of $145.9 million, or 21.4%, respectively, from the same period last year. Fully diluted earnings per share for the nine months were $3.42 compared to $2.83 last year, an increase of 20.8%.
Excluding the impact of certain income tax benefits related to stock-based compensation and certain legal matters, non-GAAP fully diluted earnings per share for the three months ended April 30, 2022 and 2021 were $1.17, and $1.09, respectively, which was an increase of 7.3%. Excluding the impact of certain income tax benefits related to stock-based compensation, certain legal matters and discrete income tax items, non-GAAP fully diluted earnings per share for the nine months ended April 30, 2022 and 2021, were $3.34, and $2.68, respectively, which was an increase of 24.6%. A reconciliation of non-GAAP financial measures to the most directly comparable financial measures computed in accordance with U.S. generally accepted accounting principles (GAAP) can be found in the tables attached to this press release.
On Thursday, May 19, 2022, at 11 a.m. Eastern Time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed via hyperlink at www.copart.com/investorrelations. A replay of the call will be available through August 2022 by visiting www.copart.com/investorrelations.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platform links sellers to more than 750,000 members in over 170 countries. Copart offers services to process and sell vehicles to dealers, dismantlers, rebuilders, exporters, and to the general public. Copart sells vehicles on behalf of insurance companies, banks, finance companies, charities, fleet operators, dealers, vehicle rental companies, and individuals. With operations at over 200 locations in 11 countries, Copart has more than 250,000 vehicles available online every day. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/Register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Use of Non-GAAP Financial Measures
Included in this release are certain non-GAAP financial measures, including non-GAAP net income per diluted share, which exclude the impact of certain income tax benefits related to stock-based compensation, certain legal matters and discrete income tax items. These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Copart’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Copart has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Copart believes the presentation of non-GAAP net income per diluted share included in this release in conjunction with the corresponding GAAP financial measures provides meaningful information for investors, analysts and management in assessing Copart’s business trends and financial performance.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements concerning the potential impact of the COVID-19 pandemic on our business, operations, and operating results. These forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Brooke Boston, Executive Assistant, Office of the Chief Financial Officer
brooke.boston@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended April 30,			Nine Months Ended April 30,
	2022	2021	% Change	2022	2021	% Change
Service revenues and vehicle sales:
Service revenues	$766,316	$623,846	22.8%	$2,145,224	$1,671,819	28.3%
Vehicle sales	173,625	110,064	57.7%	472,309	272,062	73.6%
Total service revenues and vehicle sales	939,941	733,910	28.1%	2,617,533	1,943,881	34.7%
Operating expenses:
Yard operations	313,365	230,794	35.8%	878,740	646,690	35.9%
Cost of vehicle sales	157,236	94,498	66.4%	423,948	232,487	82.4%
Yard depreciation and amortization	31,646	25,876	22.3%	86,383	74,350	16.2%
Yard stock-based compensation	1,417	1,401	1.1%	3,813	4,746	(19.7)%
Gross profit	436,277	381,341	14.4%	1,224,649	985,608	24.3%
General and administrative	50,188	39,174	28.1%	134,057	110,326	21.5%
General and administrative depreciation and amortization	4,933	6,090	(19.0)%	15,269	17,957	(15.0)%
General and administrative stock-based compensation	8,401	7,966	5.5%	25,119	22,399	12.1%
Total operating expenses	567,186	405,799	39.8%	1,567,329	1,108,955	41.3%
Operating income	372,755	328,111	13.6%	1,050,204	834,926	25.8%
Other expense:
Interest expense, net	(4,492)	(5,346)	(16.0)%	(14,032)	(15,227)	(7.8)%
Other income, net	1,342	770	74.3%	1,314	3,103	(57.7)%
Total other expense	(3,150)	(4,576)	(31.2)%	(12,718)	(12,124)	4.9%
Income before income taxes	369,605	323,535	14.2%	1,037,486	822,802	26.1%
Income tax expense	90,985	36,739	147.7%	211,091	142,281	48.4%
Net income	$278,620	$286,796	(2.9)%	$826,395	$680,521	21.4%

Basic net income per common share	$1.17	$1.21	(3.3)%	$3.48	$2.88	20.8%
Weighted average common shares outstanding	237,505	236,396	0.5%	237,277	236,110	0.5%

Diluted net income per common share	$1.16	$1.19	(2.5)%	$3.42	$2.83	20.8%
Diluted weighted average common shares outstanding	240,724	240,208	0.2%	241,288	240,149	0.5%

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	April 30, 2022	July 31, 2021
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$1,454,818	$1,048,260
Investment in held to maturity securities	224,889	—
Accounts receivable, net	585,914	480,628
Vehicle pooling costs	114,028	94,449
Inventories	56,988	44,968
Income taxes receivable	1,581	20,012
Prepaid expenses and other assets	19,208	14,294
Total current assets	2,457,426	1,702,611
Property and equipment, net	2,402,809	2,296,624
Operating lease right-of-use assets	121,006	119,487
Intangibles, net	40,854	45,873
Goodwill	348,000	355,717
Other assets	73,779	41,831
Total assets	$5,443,874	$4,562,143

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$398,414	$369,826
Deferred revenue	21,087	20,973
Income taxes payable	6,907	7,760
Current portion of operating and finance lease liabilities	22,687	22,472
Total current liabilities	449,095	421,031
Deferred income taxes	78,023	63,969
Income taxes payable	61,359	52,345
Operating and finance lease liabilities, net of current portion	99,610	97,961
Long-term debt and other liabilities, net of discount	402,733	397,636
Total liabilities	1,090,820	1,032,942
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	24	24
Additional paid-in capital	811,900	761,834
Accumulated other comprehensive loss	(152,596)	(100,860)
Retained earnings	3,693,726	2,868,203
Total stockholders' equity	4,353,054	3,529,201
Total liabilities and stockholders' equity	$5,443,874	$4,562,143

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended April 30,
	2022	2021
Cash flows from operating activities:
Net income	$826,395	$680,521
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	102,333	93,141
Allowance for credit loss	1,456	(1,429)
Equity in losses (earnings) of unconsolidated affiliates	794	(2,121)
Stock-based compensation	28,932	27,145
Gain on sale of property and equipment	(1,280)	(1,257)
Deferred income taxes	14,582	(14,130)
Changes in operating assets and liabilities:
Accounts receivable	(109,636)	(81,593)
Vehicle pooling costs	(20,029)	(12,777)
Inventories	(13,367)	(18,788)
Prepaid expenses, other current and non-current assets	(37,842)	6,879
Operating lease right-of-use assets and lease liabilities	436	389
Accounts payable, accrued liabilities and other liabilities	45,745	47,914
Deferred revenue	388	8,467
Income taxes receivable	18,416	16,152
Income taxes payable	6,531	13,692
Net cash provided by operating activities	863,854	762,205

Cash flows from investing activities:
Purchases of property and equipment	(234,810)	(364,395)
Purchase of assets in connection with acquisitions	(493)	—
Proceeds from sale of property and equipment	2,622	599
Purchase of held to maturity securities	(374,866)	—
Proceeds from the sale of held to maturity securities	149,977	—
Net cash used in investing activities	(457,570)	(363,796)

Cash flows from financing activities:
Proceeds from the exercise of stock options	16,108	28,829
Proceeds from the issuance of Employee Stock Purchase Plan shares	5,026	4,880
Payments for employee stock-based tax withholdings	(872)	(938)
Debt offering costs	(1,212)	—
Payments of finance lease obligations	(472)	(962)
Net cash provided by financing activities	18,578	31,809
Effect of foreign currency translation	(18,304)	3,954
Net increase in cash, cash equivalents, and restricted cash	406,558	434,172
Cash, cash equivalents, and restricted cash at beginning of period	1,048,260	477,718
Cash, cash equivalents, and restricted cash at end of period	$1,454,818	$911,890
Supplemental disclosure of cash flow information:
Interest paid	$14,485	$14,736
Income taxes paid, net of refunds	$195,521	$126,303

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Additional Financial Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2022	2021	2022	2021
GAAP net income	$278,620	$286,796	$826,395	$680,521
Effect of certain discrete income tax items	—	(19,764)	(17,490)	(19,764)
Effect of certain legal matters, net of tax	5,092	—	5,092	—
Effect of recognizing tax benefit on exercise of stock-based compensation	(2,244)	(4,910)	(9,197)	(18,850)
Non-GAAP net income	$281,468	$262,122	$804,800	$641,907

GAAP net income per diluted common share	$1.16	$1.19	$3.42	$2.83
Non-GAAP net income per diluted common share	$1.17	$1.09	$3.34	$2.68

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000